Exhibit 99.1

Financial Contact:
Josh Hirsberg
(702) 792-7234
joshhirsberg@boydgaming.com

Media Contact:
David Strow
(702) 792-7386
davidstrow@boydgaming.com

BOYD GAMING REPORTS FIRST-QUARTER 2016 RESULTS

First-Quarter 2016 Highlights

•	Companywide Revenue, Adjusted EBITDA Increase for 7th Consecutive Quarter

•	Companywide Operating Margins Improve Nearly 200 Basis Points

•	Las Vegas Locals Posts Revenue, Double-Digit Adjusted EBITDA Growth for 4th Straight Quarter

LAS VEGAS - APRIL 26, 2016 - Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the first quarter ended March 31, 2016.

Boyd Gaming reported first-quarter 2016 net revenues of $552.4 million, up from $550.6 million in the year-ago quarter. Total Adjusted EBITDA(1) was $160.4 million, up 7.5% from $149.2 million in the first quarter of 2015.

Keith Smith, President and Chief Executive Officer of Boyd Gaming, said: “Our Company continues to perform at a high level and deliver strong results, as the positive trends we saw in 2015 carried into the first quarter of 2016. Thanks to a strengthening southern Nevada economy, growth accelerated throughout our Las Vegas Locals business, which achieved its best year-over-year revenue comparisons in more than a decade. Recent investments across our portfolio delivered strong returns, driving increases in both visitation and revenues. And we used our substantial free cash flow to further deleverage our balance sheet, paying down nearly $125 million in debt during the quarter. In all, this was another great quarter for our Company as we continued to successfully execute our strategy, and we remain optimistic about our long-term growth potential.”

Commenting on the Company’s recently announced acquisitions of Aliante Casino Hotel & Spa and the Las Vegas assets of Cannery Casino Resorts, Smith added: “The Las Vegas Valley’s growth prospects are compelling. We are excited to add three more assets that will expand and further diversify our presence in this high-growth market, and believe these acquisitions will deliver strong long-term returns for our shareholders.”

Adjusted Earnings(1) for the first quarter 2016 were $34.0 million, or $0.30 per share, compared to earnings of $14.2 million, or $0.13 per share, for the same period in 2015.

On a GAAP basis, the Company reported net income of $33.2 million, or $0.29 per share, for the first quarter 2016, compared to net income of $35.1 million, or $0.31 per share, for the year-ago period. Settlements of previous years’ income tax appeals reduced the first-quarter 2015 income tax provision by $23.2 million. The impact of the settlements is not included in the prior year’s Adjusted Earnings or Adjusted Earnings per share.

(1)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

Las Vegas Locals
In the Las Vegas Locals segment, first-quarter 2016 net revenues were $158.4 million, an increase of 5.4% from $150.3 million in the year-ago quarter. First-quarter 2016 Adjusted EBITDA was $44.3 million, up 13.9% from $38.9 million in the first quarter of 2015.

The first quarter of 2016 marked the fourth consecutive quarter of revenue and double-digit Adjusted EBITDA gains for the segment, as all major Locals properties achieved both higher revenues and Adjusted EBITDA. A strengthening local economy and recent investments in property amenities drove growth in visitation, gaming revenues and non-gaming revenues. Adjusted EBITDA gains reflect strong flow-through of incremental revenues, as operating margins improved more than 200 basis points.

Downtown Las Vegas
In the Downtown Las Vegas segment, net revenues were $58.6 million in the first quarter of 2016, up 3.5% from $56.6 million in the year-ago period. Adjusted EBITDA increased 18.8% to $12.7 million, compared to $10.7 million in the first quarter of 2015.

All properties in the segment grew revenue and Adjusted EBITDA during the quarter - led by a record first-quarter Adjusted EBITDA performance at the Fremont - as operating margins improved 280 basis points across the segment. Positive results reflect continued growth in visitation throughout the Downtown area, as well as strengthening business volumes from the Company’s Hawaiian customer segments.

Midwest and South; Peninsula
In the Midwest and South segment, net revenues were $209.2 million, compared to $217.8 million in the first quarter of 2015. Adjusted EBITDA was $48.8 million versus $51.0 million in the year-ago period.

The Peninsula segment reported net revenues of $126.2 million, compared to $125.9 million in the first quarter of 2015. Adjusted EBITDA rose 1.6% to $47.1 million, versus $46.4 million in the year-ago period.

Improved operating trends continued at a number of properties in the segments, with both revenue and Adjusted EBITDA growth at Blue Chip, Diamond Jo Dubuque, Diamond Jo Worth, Treasure Chest and Kansas Star. Strong performances at these properties were offset by the impact of severe regional flooding in March, which affected operations in portions of Louisiana and Mississippi. Additionally, results at the IP reflect the short-term impact of the recent opening of a new competitor in the Biloxi market.

Borgata
Borgata reported first quarter 2016 net revenues of $190.3 million, an increase of 4.2% from $182.6 million in revenues in the year-ago period. Adjusted EBITDA at Borgata was $45.3 million, an increase of 19.9% from $37.8 million in the first quarter of 2015.

Borgata recorded its strongest first-quarter Adjusted EBITDA performance since 2009, led by significant growth in slot volumes. The property continued to successfully maintain operating efficiencies, improving operating margins by more than 300 basis points.

The Company accounts for its 50% investment in Borgata by applying the equity method of accounting. The Company’s share of Borgata’s Adjusted EBITDA was $22.7 million for the first quarter of 2016, compared to $18.9 million in the year-ago period.

Balance Sheet Statistics
Including operating cash balances and excess cash proceeds from its recent bond offering, Boyd Gaming had cash on hand of $616.2 million, including $27.2 million related to Peninsula, as of March 31, 2016. Total debt was $3.75 billion, of which $0.99 billion was related to Peninsula.

Borgata’s cash and debt balances are not included in the Company’s balance sheet. Borgata had cash on hand of $29.8 million and total debt of $651.5 million at March 31, 2016.

Full Year 2016 Guidance
For the full year 2016, the Company is re-affirming its previously provided guidance of total Adjusted EBITDA, including Peninsula and 50% of Borgata’s Adjusted EBITDA, of $635 million to $655 million. This guidance excludes the Company’s recently announced acquisitions.

Conference Call Information
Boyd Gaming will host its conference call to discuss first-quarter 2016 results today, April 26, at 5:00 p.m. Eastern. The conference call number is (888) 317-6003, passcode 1870859. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, or: https://www.webcaster4.com/Webcast/Page/964/14670

Following the call’s completion, a replay will be available by dialing (877) 344-7529 today, April X26, beginning at 7:00 p.m. Eastern and continuing through Tuesday, May 3, at 11:59 p.m. Eastern. The conference number for the replay will be 10084676. The replay will also be available on the Internet at www.boydgaming.com.

BOYD GAMING CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2016	2015
Revenues
Gaming	$462,551	$464,757
Food and beverage	76,800	76,296
Room	41,875	39,353
Other	31,466	29,685
Gross revenues	612,692	610,091
Less promotional allowances	60,314	59,513
Net revenues	552,378	550,578
Operating costs and expenses
Gaming	223,525	226,697
Food and beverage	41,803	41,567
Room	10,499	10,047
Other	19,332	19,646
Selling, general and administrative	81,851	81,689
Maintenance and utilities	23,848	25,319
Depreciation and amortization	47,653	51,942
Corporate expense	17,907	19,652
Project development, preopening and writedowns	1,841	955
Impairments of assets	1,440	1,065
Other operating items, net	429	116
Total operating costs and expenses	470,128	478,695
Boyd's share of Borgata's operating income	18,836	11,675
Operating income	101,086	83,558
Other expense (income)
Interest income	(497)	(471)
Interest expense, net of amounts capitalized	53,065	56,935
Loss on early extinguishments of debt	427	508
Other, net	77	618
Boyd's share of Borgata's non-operating items, net	7,206	7,661
Total other expense, net	60,278	65,251
Income before income taxes	40,808	18,307
Income taxes benefit (provision)	(7,618)	16,796
Net income	$33,190	$35,103

Basic net income per common share	$0.29	$0.31
Weighted average basic shares outstanding	114,109	111,446

Diluted net income per common share	$0.29	$0.31
Weighted average diluted shares outstanding	114,868	112,358

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Operating Income
(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2016	2015
Net Revenues by Reportable Segment
Las Vegas Locals	$158,398	$150,302
Downtown Las Vegas	58,605	56,603
Midwest and South	209,185	217,764
Peninsula	126,190	125,909
Net revenues	$552,378	$550,578

Adjusted EBITDA by Reportable Segment
Las Vegas Locals	$44,271	$38,877
Downtown Las Vegas	12,681	10,677
Midwest and South	48,813	50,984
Peninsula	47,112	46,363
Wholly owned property Adjusted EBITDA	152,877	146,901
Corporate expense (a)	(15,185)	(16,642)
Wholly owned Adjusted EBITDA	137,692	130,259
Borgata	22,668	18,913
Adjusted EBITDA	160,360	149,172

Other operating costs and expenses
Deferred rent	817	857
Depreciation and amortization	47,653	51,942
Share-based compensation expense	3,263	3,441
Project development, preopening and writedowns	1,841	955
Impairments of assets	1,440	1,065
Other operating items, net	429	116
Boyd's share of Borgata's other operating costs and expenses	3,831	7,238
Total other operating costs and expenses	59,274	65,614
Operating income	101,086	83,558
Other expense (income)
Interest income	(497)	(471)
Interest expense, net of amounts capitalized	53,065	56,935
Loss on early extinguishments of debt	427	508
Other, net	77	618
Boyd's share of Borgata's non-operating items, net	7,206	7,661
Total other expense, net	60,278	65,251
Income before income taxes	40,808	18,307
Income taxes benefit (provision)	(7,618)	16,796
Net income	$33,190	$35,103

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Adjusted EBITDA to Operating Income
(Unaudited)
(Continued)

_______________________________________________
(a) Reconciliation of corporate expense:

	Three Months Ended
	March 31,
(In thousands)	2016	2015
Corporate expense as reported on Consolidated Statements of Operations	$17,907	$19,652
Corporate share-based compensation expense	(2,722)	(3,010)
Corporate expense as reported on the above table	$15,185	$16,642

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Reconciliation of Net Income to Adjusted Earnings and Net Income Per Share to
Adjusted Earnings Per Share
(Unaudited)

	Three Months Ended
	March 31,
(In thousands, except per share data)	2016	2015
Net income	$33,190	$35,103
Pretax adjustments related to Boyd Gaming:
Project development, preopening and writedowns	1,841	955
Impairments of assets	1,440	1,065
Other operating items, net	77	116
Loss on early extinguishments of debt	427	508
Other, net	429	618

Boyd's share of pretax adjustments related to Borgata:
Preopening expenses	36	—
Loss on early extinguishments of debt	163	246
Recovery of property taxes	(3,380)	—
Other operating items, net	—	(162)
Total adjustments	1,033	3,346

Income tax effect for above adjustments	(263)	(1,004)
Impact of tax audit settlements on provision	—	(23,196)
Adjusted earnings	$33,960	$14,249

Net income per share	$0.29	$0.31
Pretax adjustments related to Boyd Gaming:
Project development, preopening and writedowns	0.02	0.01
Impairments of assets	0.01	0.01
Other operating items, net	—	—
Loss on early extinguishments of debt	—	0.01
Other, net	0.01	0.01

Boyd's share of pretax adjustments related to Borgata:
Preopening expenses	—	—
Loss on early extinguishments of debt	—	—
Recovery of property taxes	(0.03)	—
Other operating items, net	—	—
Total adjustments	0.01	0.04

Income tax effect for above adjustments	—	(0.01)
Impact of tax audit settlements on provision	—	(0.21)
Adjusted earnings per share	$0.30	$0.13

Weighted average shares outstanding	114,868	112,358

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statements of Operations
Three Months Ended March 31, 2016
(Unaudited)

	Boyd Gaming
(In thousands, except per share data)	Excluding Peninsula Segment	Peninsula Segment	Eliminations	Consolidated
Revenues
Gaming	$345,306	$117,245	$—	$462,551
Food and beverage	67,275	9,525	—	76,800
Room	41,875	—	—	41,875
Other	31,981	4,363	(4,878)	31,466
Gross revenues	486,437	131,133	(4,878)	612,692
Less promotional allowances	55,371	4,943	—	60,314
Net revenues	431,066	126,190	(4,878)	552,378
Operating costs and expenses
Gaming	169,724	53,801	—	223,525
Food and beverage	35,433	6,370	—	41,803
Room	10,499	—	—	10,499
Other	17,062	7,148	(4,878)	19,332
Selling, general and administrative	68,303	13,548	—	81,851
Maintenance and utilities	20,759	3,089	—	23,848
Depreciation and amortization	34,070	13,583	—	47,653
Corporate expense	17,498	409	—	17,907
Project development, preopening and writedowns	1,690	151	—	1,841
Impairments of assets	1,440	—	—	1,440
Other operating items, net	429	—	—	429
Total operating costs and expenses	376,907	98,099	(4,878)	470,128
Boyd's share of Borgata's operating income	18,836	—	—	18,836
Operating income	72,995	28,091	—	101,086
Other expense (income)
Interest income	(35)	(462)	—	(497)
Interest expense, net of amounts capitalized	35,254	17,811	—	53,065
Loss on early extinguishments of debt	—	427	—	427
Other, net	(15)	92	—	77
Boyd's share of Borgata's non-operating items, net	7,206	—	—	7,206
Total other expense, net	42,410	17,868	—	60,278
Income before income taxes	30,585	10,223	—	40,808
Income taxes provision	(2,013)	(5,605)	—	(7,618)
Net income	$28,572	$4,618	$—	$33,190

Basic net income per common share				$0.29
Weighted average basic shares outstanding				114,109

Diluted net income per common share				$0.29
Weighted average diluted shares outstanding				114,868

BOYD GAMING CORPORATION
SUPPLEMENTAL INFORMATION
Condensed Consolidating Statements of Operations
Three Months Ended March 31, 2015
(Unaudited)

	Boyd Gaming
(In thousands, except per share data)	Excluding Peninsula Segment	Peninsula Segment	Eliminations	Consolidated
Revenues
Gaming	$347,714	$117,043	$—	$464,757
Food and beverage	66,317	9,979	—	76,296
Room	39,353	—	—	39,353
Other	30,608	3,905	(4,828)	29,685
Gross revenues	483,992	130,927	(4,828)	610,091
Less promotional allowances	54,495	5,018	—	59,513
Net revenues	429,497	125,909	(4,828)	550,578
Operating costs and expenses
Gaming	172,417	54,280	—	226,697
Food and beverage	35,198	6,369	—	41,567
Room	10,047	—	—	10,047
Other	17,264	7,210	(4,828)	19,646
Selling, general and administrative	68,433	13,256	—	81,689
Maintenance and utilities	22,060	3,259	—	25,319
Depreciation and amortization	34,954	16,988	—	51,942
Corporate expense	19,247	405	—	19,652
Project development, preopening and writedowns	827	128	—	955
Impairments of assets	1,065	—	—	1,065
Other operating items, net	70	46	—	116
Total operating costs and expenses	381,582	101,941	(4,828)	478,695
Boyd's share of Borgata's operating income	11,675	—	—	11,675
Operating income	59,590	23,968	—	83,558
Other expense (income)
Interest income	(4)	(467)	—	(471)
Interest expense, net of amounts capitalized	38,265	18,670		56,935
Loss on early extinguishments of debt	—	508	—	508
Other, net	457	161	—	618
Boyd's share of Borgata's non-operating items, net	7,661	—	—	7,661
Total other expense, net	46,379	18,872	—	65,251
Income before income taxes	13,211	5,096	—	18,307
Income taxes provision	21,294	(4,498)	—	16,796
Net income	$34,505	$598	$—	$35,103

Basic net income per common share				$0.31
Weighted average basic shares outstanding				111,446

Diluted net income per common share				$0.31
Weighted average diluted shares outstanding				112,358

MARINA DISTRICT DEVELOPMENT COMPANY, LLC
dba BORGATA HOTEL CASINO AND SPA
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
(In thousands)	2016	2015
Revenues
Gaming	$174,013	$165,128
Food and beverage	33,758	34,468
Room	28,628	27,604
Other	9,127	8,510
Gross revenues	245,526	235,710
Less promotional allowances	55,233	53,121
Net revenues	190,293	182,589
Operating costs and expenses
Gaming	67,793	66,919
Food and beverage	16,784	17,687
Room	3,269	3,260
Other	7,323	6,754
Selling, general and administrative	35,422	34,153
Maintenance and utilities	14,367	15,991
Depreciation and amortization	14,349	14,799
Preopening expenses	71	—
Other operating items, net	(6,758)	(324)
Total operating costs and expenses	152,620	159,239
Operating income	37,673	23,350
Other expense
Interest expense, net of amounts capitalized	11,755	16,657
Loss on early extinguishments of debt	325	492
Total other expense	12,080	17,149
Income before state income taxes	25,593	6,201
State income tax benefit (expense)	(2,332)	1,827
Net income	$23,261	$8,028

Reconciliation of Adjusted EBITDA to Operating Income

	Three Months Ended
	March 31,
(In thousands)	2016	2015
Adjusted EBITDA	$45,335	$37,825
Less:
Depreciation and amortization	14,349	14,799
Preopening expenses	71	—
Other operating items, net	(6,758)	(324)
Operating income	$37,673	$23,350

Non-GAAP Financial Measures

Regulation G, "Conditions for Use of Non-GAAP Financial Measures," prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings and Adjusted Earnings Per Share (Adjusted EPS). The following discussion defines these terms and why we believe they are useful measures of our performance. We do not provide a reconciliation of forward-looking non-GAAP financial measures to the corresponding forward-looking GAAP measure due to our inability to project special charges and certain expenses.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry that we believe, when considered with measures calculated in accordance with accounting principles generally accepted in the United States (“GAAP”), provides our investors a more complete understanding of our operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We refer to this measure as Adjusted EBITDA. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on-going operations. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by our management in their financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management's internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in the evaluation of potential acquisitions and dispositions. Adjusted EBITDA is also used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, share-based compensation expense, project development, preopening and write-down expenses, impairments of assets, loss on early extinguishments of debt and other operating items, net, and Boyd’s share of Borgata's non-operating expenses, preopening expenses and other items and write-downs, net.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before project development, preopening and write-down expenses, impairments of assets, certain adjustments to property tax accruals, other items, net, gain or loss on early extinguishments of debt, other non-recurring adjustments, net, the impact on Boyd’s income tax provision of tax audit settlements, and Boyd’s share of Borgata's preopening expenses and other items, losses on early extinguishments of debt, write-downs, net, and the income tax provision of tax audit settlements. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry.

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the historical GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding historical GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward-looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding future performance. In addition, forward-looking statements in this press release include statements regarding: the strengthening southern Nevada economy, growth in the Las Vegas Locals business, optimism regarding long-term growth, Las Vegas Valley’s long-term growth potential, discussions regarding the recently announced transactions to acquire Aliante Casino Hotel & Spa and the Las Vegas assets of Cannery Casino Resorts, and the belief that these transactions will deliver strong long-term returns to the Company’s shareholders, and all of the statements under the heading “Full-Year 2016 Guidance.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in the Company's operating results; recovery of its properties in various markets; the state of the economy and its effect on consumer spending and the Company's results of operations; the timing and ability to close the pending acquisitions, the ability to successfully integrate the companies or to recognize synergies from the pending acquisitions, if the transactions close, the timing for economic recovery, its effect on the Company's business and the local economies where the Company's properties are located; the receipt of legislative, and other state, federal and local approvals for the Company's development projects; whether online gaming will become legalized in various states, the Company's ability to operate online gaming profitably, or otherwise; consumer reaction to fluctuations in the stock market and economic factors; the fact that the Company's expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which the Company draws a significant percentage of its customers; competition; litigation; financial community and rating agency perceptions of the Company and its subsidiaries; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and in the Company's other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 22 gaming entertainment properties located in Nevada, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi and New Jersey. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.